As filed with the Securities and Exchange Commission on February 23, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

Registration Statement Under the Securities Act of 1933

BOSTON LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0277826
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

20 Newbury Street

5th Floor

Boston, Massachusetts 02116

(617) 425-0200

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Marc E. Lanser

President

Boston Life Sciences, Inc.

20 Newbury Street

5th Floor

Boston, Massachusetts 02116

(617) 425-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven A. Wilcox, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-112123

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value	2,107,554	$1.35	$2,845,198	$361

(1)	Shares of Common Stock which may be offered pursuant to this registration statement consist of shares issuable upon conversion of shares of our preferred stock (the “Preferred Stock”), shares issuable upon the exercise of warrants (the “Warrants”) and shares issuable in payment of dividends on the Preferred Stock.
(2)	Pursuant to Rule 416, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable pursuant to the anti-dilution provisions of the Preferred Stock and Warrants in the event the number of outstanding shares of the Company is increased by stock split, stock dividend and similar transactions.
(3)	In accordance with Rule 457(c) the price shown is estimated solely for the purposes of calculating the registration fee, and is based upon the average of the reported high and low sales price of the Common Stock as reported on the NASDAQ SmallCap Market on February 20, 2004, which was $1.35.

EXPLANATORY NOTE

The resale of 10,176,890 shares of common stock issuable upon conversion of the preferred stock and the exercise of certain warrants was registered pursuant to Registration Statement No. 333-112123 filed with the Securities and Exchange Commission on January 22, 2004 and declared effective by the Securities and Exchange Commission on February 12, 2004, the contents of which are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement is being filed to register the resale of an additional 2,107,554 shares of common stock issuable upon conversion of the preferred stock, upon the exercise of warrants or in payment of dividends on the preferred stock.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 23, 2004.

BOSTON LIFE SCIENCES, INC.

By:	/s/ Marc E. Lanser

	Name:	Marc E. Lanser, M.D.
	Title:	President

POWER OF ATTORNEY

We, the undersigned directors and officers of Boston Life Sciences, Inc., do hereby constitute and appoint each of Marc E. Lanser and Joseph P. Hernon each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable Boston Life Sciences, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any or all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARC E. LANSER Marc E. Lanser, M.D.	Director, President & and Chief Operating Officer (Principal Executive Officer)	February 23, 2004

/s/ JOSEPH P. HERNON Joseph P. Hernon, CPA	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 23, 2004

/s/ COLIN B. BIER Colin B. Bier, Ph.D.	Director	February 23, 2004

/s/ S. DAVID HILLSON S. David Hillson, Esq.	Chairman	February 23, 2004

/s/ ROBERT LANGER Robert Langer, Sc.D.	Director	February 23, 2004

/s/ E. CHRISTOPHER PALMER E. Christopher Palmer, CPA	Director	February 23, 2004

/s/ STEPHEN M. PECK Stephen M. Peck	Director	February 23, 2004

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this registration statement)